laserscope [logo]                           FOR IMMEDIATE RELEASE

At Laserscope:                              At Financial Relations Board:
Eric Reuter, President & CEO                Tricia Ross Analyst/Investor Contact
Dennis LaLumandiere, CFO                    (617) 520-7064
(408) 943-0636                              Laurie Berman, General Information
                                            (310) 854-8315

                 LASERSCOPE REPORTS RECORD REVENUES AND EARNINGS
                      FOR 2004 FOURTH QUARTER AND FULL YEAR

         Urology Business Drives Significant Top and Bottom Line Growth

2004 Fourth Quarter and Full Year Highlights (compared to the prior-year quarter and the prior year, respectively):

      o GreenLightTM PVP fiber volumes increased almost 133% in the fourth quarter of 2004 and almost 182% for the full year.

      o Total revenues grew approximately 65% in the fourth quarter of 2004 and approximately 63% for the full year.

      o Net income grew approximately 245% in the fourth quarter of 2004 and approximately 486% for the full year.

SAN JOSE, Calif. (March 3, 2005) - Laserscope (Nasdaq: LSCP), a pioneer in the development and commercialization of medical lasers and advanced fiber-optic devices, today reported record revenues of $29.4 million for its fourth quarter ended December 31, 2004, a 65.2% increase from $17.8 million in the fourth quarter of 2003. Revenues also increased 21.8% sequentially, from $24.2 million for the quarter ended September 30, 2004. The increase in revenues was attributable to continued growth in sales of the Company's line of GreenLightTM products for Photo-Selective Vaporization of the Prostate (PVP), in addition to strong aesthetic product sales. Fourth quarter 2004 net income was a record $5.2 million, or $0.23 per diluted share, a significant increase from net income of $1.5 million, or $0.07 per diluted share, in the same quarter last year, and net income of $4.4 million, or $0.19 per diluted share, for the third quarter of 2004.

"The fourth quarter capped another very exciting year for Laserscope," said Eric Reuter, President and Chief Executive Officer of Laserscope. "Since launching our urology business in 2002, global adoption of the PVP procedure using the GreenLightTM laser system for treatment for Benign Prostatic Hyperplasia, or BPH, has been outstanding. As more patients and physicians continue to recognize the safety and efficacy of the PVP procedure using our GreenLightTM laser system, we've been able to

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3070 Orchard Drive                                     Telephone: (408) 943-0636
San Jose, California                                         Fax: (408) 943-9630
95134-2011                                                    www.laserscope.com

Laserscope Reports Record Revenues and Earnings for 2004
Fourth Quarter and Full Year
March 3, 2005
Page 2 of 8


grow procedure volume. We are regularly hearing now that men, both in the U.S. and internationally, are choosing PVP over all other major therapy types, including many men who are choosing to forego or stop their medical therapy to have a PVP procedure done. Our strong and consistent financial performance over the last year is the result of this success coupled with continued solid performance in our aesthetics business."

Gross margin in the fourth quarter of 2004 was approximately 58%, compared with approximately 54% in the fourth quarter of 2003, and approximately 59% for the third quarter of 2004. The increase in 2004 fourth quarter gross margin resulted from product mix changes and manufacturing efficiencies, partially offset by an approximate $400,000 year-end write-down of inventory.

Selling, general and administrative expenses were $10.1 million, or 34% of revenues, in the fourth quarter of 2004, compared with $6.8 million, or 38% of revenues in the fourth quarter of 2003, and $8.7 million, or 36% of revenues, in the third quarter of 2004. Increased SG&A spending resulted primarily from higher commissions paid commensurate with the increase in revenues, higher marketing and education expenses related to expanding the presence of the Company's products in both domestic and international markets, as well as increased costs related to Sarbanes-Oxley compliance.

The Company's financial position remains strong. At December 31, 2004, Laserscope had no bank borrowings and a cash position of $15.7 million, up from $7.2 million at December 31, 2003 and $12.7 million at September 30, 2004. Shareholders' equity increased from $23.2 million at December 31, 2003 and $35.5 million at September 30, 2004 to $42.9 million at December 31, 2004.

2004 Full Year Results

Laserscope reported 2004 revenues of $93.8 million, a 63% increase when compared to $57.4 million in 2003. Net income in 2004 was $14.7 million, or $0.65 per diluted share, a 486% increase when compared to $2.5 million, or $0.13 per diluted share, in 2003.

Urology Business Update
"Our urology business continued its impressive track record in the fourth quarter, as we sold 77 GreenLight laser systems and almost 12,500 disposable fibers worldwide," said Mr. Reuter. "At the end of December 2004, our worldwide installed base of GreenLight laser systems exceeded 400

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3070 Orchard Drive                                     Telephone: (408) 943-0636
San Jose, California                                         Fax: (408) 943-9630
95134-2011                                                    www.laserscope.com

Laserscope Reports Record Revenues and Earnings for 2004
Fourth Quarter and Full Year
March 3, 2005
Page 3 of 8


systems, and fiber sales since we introduced the PVP procedure in 2002 have been over 54,000. While our international fiber revenue was lower in the fourth quarter when compared to the third quarter of 2004, due primarily to the previously discussed buying patterns of some of our international customers, we expect strong growth in PVP procedure volume internationally over the full year in 2005, although this growth will vary on a sequential basis.

"The world's leading academic medical centers and urologists continue to prove the effectiveness and safety profile of the PVP procedure using Laserscope's GreenLightTM laser system. As more and more men are choosing PVP for treatment of their BPH symptoms, the PVP procedure using the GreenLight laser system is gaining momentum and displacing other forms of surgical treatment, as well as drug therapies. Around the globe, we're getting closer to our number one priority in the urology segment, which is to ensure that Laserscope's GreenLight laser system for PVP is recognized as the new worldwide standard for treating BPH.

"We are especially proud of the progress we're making overseas, where we believe the ultimate market for the PVP procedure is approximately four to five times that of the United States. Recently, Kings College Hospital in the United Kingdom won an award for clinical excellence based on their use of our BPH treatment technology. We continue to believe that the visibility we're receiving from recognition like this, along with current and up-and-coming academic papers that will continue to demonstrate not only the effectiveness and safety of the procedure using our product, but the reduction in costs to the healthcare system, will help us penetrate other two-tiered medical systems around the world.

"We recently announced a new, exclusive distribution agreement for the sale of our GreenLight laser system into Latin American and Caribbean markets, previously untapped for Laserscope. We are also currently in the process of preparing a submission to the Ministry of Health in Japan for our GreenLight laser system. The market for BPH treatments in Japan is among the largest in the developed world outside the United States, and although we do not expect to be able to market and sell GreenLight products in Japan until late 2006 at the earliest, we remain very optimistic that this market represents a very exciting future untapped opportunity for Laserscope."


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3070 Orchard Drive                                     Telephone: (408) 943-0636
San Jose, California                                         Fax: (408) 943-9630
95134-2011                                                    www.laserscope.com

Laserscope Reports Record Revenues and Earnings for 2004
Fourth Quarter and Full Year
March 3, 2005
Page 4 of 8


Aesthetics Business Update
"Our Aesthetics business continues to produce good results, as we're taking advantage of the growing demand around the world for cosmetic treatments," continued Mr. Reuter. "Last month, we enhanced our aesthetic product offering with the introduction of our new SolisTM treatment system at the American Academy of Dermatology Annual Meeting. The Solis is targeted to address the increasing trend toward very fast light-based cosmetic procedures in the U.S. and abroad. We believe the Solis, which is ideal for treating large areas of the body, offers some of the fastest treatment speeds among all similar devices, making it a great choice for physicians who are considering adding cosmetic procedures to their suite of services. We believe the Solis will appeal to physicians who want to replace older, less effective systems that are no longer competitive in the current environment with one of the fastest treatments systems available. We expect to begin shipping the Solis in the late summer.

"We think we've built a great franchise in both the urology and aesthetic markets. Growth in the PVP procedure using our GreenLightTM laser system continues to surpass expectations, while we're strengthening our aesthetics portfolio to capture growing market opportunities," said Mr. Reuter. "We look forward to 2005 with enthusiasm and excitement, as the entire Laserscope team continues to execute on our business plan."

Full Year 2005 Guidance
The management of Laserscope has updated full year 2005 guidance as follows:

o 2005 full year revenues are expected to be in the range of $125 million to $130 million.

o Reported pre-tax earnings are expected to be in the range of $28 million to $31 million.

o During 2004, the Company did not release the reserve for its deferred tax asset. Should it not release the reserve during 2005, the Company's effective tax rate is expected to be in the range of 14% to 17%, and net income would be expected to be in the range of $1.00 to $1.10 per fully diluted share. Should the reserve be released during 2005, we would expect net income to be between $0.75 and $0.80 per fully diluted share, on a fully taxed basis of approximately 38%, without consideration given to the benefit of the release of the reserve.


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3070 Orchard Drive                                     Telephone: (408) 943-0636
San Jose, California                                         Fax: (408) 943-9630
95134-2011                                                    www.laserscope.com

Laserscope Reports Record Revenues and Earnings for 2004
Fourth Quarter and Full Year
March 3, 2005
Page 5 of 8


o As was the case in 2003 and 2004, we expect the sequential growth in revenue and earnings in 2005 to be more heavily weighted to the second half of the year.

Management Conference Call
Management of Laserscope will hold a conference call on Thursday, March 3, 2005 at 8:00 am PT / 11:00am ET to discuss results for the quarter and full year. To participate in the call, please dial 800-218-8862 (303-262-2142 for international callers) at least five minutes prior to the start time.

Investors will also have the opportunity to listen to the conference call live on the Internet through Laserscope's website at www.laserscope.com or at www.fulldisclosure.com. Investors should go to either website a few minutes early, as it may be necessary to download audio software to access the conference call.

A replay of the conference call will be available through March 10, 2005 by dialing 800-405-2236 (303-590-3000 for international callers), passcode 11024579. A replay of the webcast will also be available at Laserscope's website.

About Laserscope
Laserscope designs, manufactures, sells and services on a worldwide basis an advanced line of medical laser systems and related energy delivery devices for the office, outpatient surgical center, and hospital markets. More information about Laserscope can be found on the Company's web site at www.laserscope.com.

This press release contains forward-looking information within the meaning of
Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by this section. These forward-looking statements include: statements about Laserscope's future profitability and operating results, competition, expected continued momentum of Laserscope's business and growth including new product offerings, worldwide adoption rates of the PVP procedure using our GreenLightTM laser system and market penetration opportunities in international markets such as Japan and Latin America among others. These statements are subject to a number of risks and uncertainties, including: uncertainties regarding introduction of new technologies competitive to our products, the degree to which our current and new products are accepted by customers, which could affect the level of demand for our products; our dependence on sole source providers for key components and products; reductions in government and private insurance reimbursement of hospitals and physicians for health


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3070 Orchard Drive                                     Telephone: (408) 943-0636
San Jose, California                                         Fax: (408) 943-9630
95134-2011                                                    www.laserscope.com

Laserscope Reports Record Revenues and Earnings for 2004
Fourth Quarter and Full Year
March 3, 2005
Page 6 of 8


care costs which may negatively impact hospitals and physicians decisions to purchase our products reducing adoption rates and sales growth; risks that patents and licenses that we hold may be challenged, invalidated or circumvented or that we may become the subject of intellectual property litigation; and uncertainties that new products will receive regulatory approval in applicable jurisdictions. Actual results may differ materially due to these and other factors. The matters discussed in this press release also involve risks and uncertainties described from time to time in Laserscope's filings with the Securities and Exchange Commission. In particular, see the Risk Factors described in Laserscope's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Copies of Laserscope's public disclosure filings with the SEC, including the most recent Annual Report on Form 10-K and the most recent forms 10-Q are available upon request from its Investor Relations Department at its website at www.laserscope.com. Laserscope assumes no obligation to update the forward-looking information contained in this press release.

                              - Tables to Follow -

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3070 Orchard Drive                                     Telephone: (408) 943-0636
San Jose, California                                         Fax: (408) 943-9630
95134-2011                                                    www.laserscope.com

Laserscope Reports Record Revenues and Earnings for 2004
Fourth Quarter and Full Year
March 3, 2005
Page 7 of 8


                                   Laserscope

                           GreenLight PVTM Fiber Sales
                                     (Units)

2004                                  Q1        Q2        Q3        Q4      Year
----                              ------    ------    ------    ------    ------

United States                      5,018     6,908     7,024    10,211    29,161

International                      1,385     1,582     2,967     2,269     8,203
                                  ------    ------    ------    ------    ------

             Total                 6,403     8,490     9,991    12,480    37,364
                                  ======    ======    ======    ======    ======

2003                                  Q1        Q2        Q3        Q4      Year
----                              ------    ------    ------    ------    ------

United States                      1,241     2,260     2,585     3,848     9,934

International                        165       815       829     1,516     3,325
                                  ------    ------    ------    ------    ------

             Total                 1,406     3,075     3,414     5,364    13,259
                                  ======    ======    ======    ======    ======

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3070 Orchard Drive                                     Telephone: (408) 943-0636
San Jose, California                                         Fax: (408) 943-9630
95134-2011                                                    www.laserscope.com

Laserscope Reports Record Revenues and Earnings for 2004
Fourth Quarter and Full Year
March 3, 2005
Page 8 of 8

                          LASERSCOPE FINANCIAL SUMMARY
                                   (Unaudited)

Condensed Consolidated Statements of Income


                                                Three months ended    Twelve months ended
                                                    December 31,         December 31,
(thousands except per share amounts)              2004        2003      2004       2003
-----------------------------------------------------------------------------------------

Net revenues .................................  $ 29,430   $ 17,816   $ 93,770   $ 57,427
Cost of sales ................................    12,296      8,251     39,483     27,639
                                                --------   --------   --------   --------
Gross margin .................................    17,134      9,565     54,287     29,788
Operating expenses:
     Research and development ................     1,490      1,143      5,217      4,443
     Selling, general and administrative .....    10,073      6,802     33,655     22,638
                                                --------   --------   --------   --------
 .............................................    11,563      7,945     38,872     27,081
Operating income .............................     5,571      1,620     15,415      2,707
Interest income (expense) and other, net .....       (57)        35        264         12
                                                --------   --------   --------   --------
Net income before income taxes ...............     5,514      1,655     15,679      2,719
Provision for income taxes ...................       330        154        940        202
                                                --------   --------   --------   --------
Net income ...................................  $  5,184   $  1,501   $ 14,739   $  2,517
                                                ========   ========   ========   ========
Basic net income per share ...................  $   0.24   $   0.08   $   0.70   $   0.13
                                                ========   ========   ========   ========
Diluted net income per share .................  $   0.23   $   0.07   $   0.65   $   0.13
                                                ========   ========   ========   ========
Shares used in basic per share calculations ..    21,672     17,946     21,075     17,452
                                                ========   ========   ========   ========
Shares used in diluted per share calculations     22,905     22.412     22,808     21.838
                                                ========   ========   ========   ========


Condensed Consolidated Balance Sheets

                                                      December 31,  December 31,
(thousands)                                               2004         2003
--------------------------------------------------------------------------------
Assets
Current assets:
     Cash & cash equivalents...................         $15,724       $ 7,158
     Accounts receivable, net..................          20,572        12,711
     Inventories...............................          19,446        13,368
     Prepayments and other current assets......           1,471         1,315
                                                        -------       -------
              Total current assets.............          57,213        34,552

Property and equipment, net....................           3,457         1,645
Other assets  .................................             919           831
                                                        -------       -------
              Total assets.....................         $61,589       $37,028
                                                        =======       =======
Liabilities and Shareholders' Equity
Current liabilities............................         $18,647       $13,830
Capital leases.................................              31            --
Shareholders' equity...........................          42,911        23,198
                                                        -------       -------
Total liabilities and shareholders' equity              $61,589       $37,028
                                                        =======       =======

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